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                                                                     EXHIBIT 5.1

               [Letterhead of Akerman, Senterfitt & Eidson, P.A.]

                                September 22, 2000


Orius Corp.
Suite 400
1401 Forum Way
West Palm Beach, Florida 33401

Re:     Public Offering

Gentlemen:

     On September 18, 2000, Orius Corp., a Florida corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (No. 333-46006) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the sale by the Company of up to $250,000,000 in aggregate amount of shares (the "Offering Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock").

     In connection therewith, we have examined and relied upon copies of (i) the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws; (ii) resolutions of the Company's Board of Directors authorizing the offering and the issuance of the Offering Shares; (iii) the Registration Statement and exhibits thereto; (iv) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such documents, records and instruments.

     Based upon the foregoing examination, we are of the opinion that the Offering Shares have been duly and validly authorized and, when the Registration Statement becomes effective under the Act and when issued and delivered in accordance with the terms of the Underwriting Agreement upon receipt of the consideration contemplated thereby, and certificates representing the Offering Shares have been duly executed and delivered on behalf of the Company and duly registered by the Company's Registrar, will be validly issued, fully paid and nonassessable.





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Orius Corp.
September 22, 2000
Page 2
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus comprising a part of the Registration Statement. In giving such consent, we do not hereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

                                    Sincerely,

                                          /s/ AKERMAN, SENTERFITT & EIDSON, P.A.